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                                                                   Exhibit 23.1


                       [ARTHUR ANDERSEN & CO. LETTERHEAD]


January 31, 1997


The Directors
Zindart Limited
Flat C & D, 25/F.
Tai Ping Industrial Centre - Block 1
57 Ting Kok Road
Tai Po
New Territories
Hong Kong


Dear Sirs,

As independent public accountants, we hereby consent to the use of our reports, and to all references to our Firm included in or made a part of the Registration Statement on Form F-1 (No. 333-17973).

Very truly yours,

/s/ ARTHUR ANDERSEN & CO.